Exhibit 10.8

HAOXI HEALTH TECHNOLOGY LIMITED

(as the Company)

and

HONGLI WU

(as the Investor)

Subscription Agreement

CONTENTS

1	Interpretation	1

2	Subscription	3

3	Consideration	3

4	Pre-completion	3

5	Completion	3

6	Completion Deliverables	3

7	Registered Agent	4

8	Representations and Warranties	4

9	Confidentiality	4

10	Indemnity	5

11	Termination	5

12	Notice	6

13	Governing Law & Settlement of Dispute	6

14	Miscellaneous	7

i

THIS AGREEMENT is dated November 25, 2022 and is made

BETWEEN

HAOXI HEALTH TECHNOLOGY LIMITED, a Cayman Islands exempted company incorporated under the laws of the Cayman Islands with its registered office at Suite 102, Cannon Place, P.O. Box 712, North Sound Rd., George Town, Grand Cayman, KY1-9006, Cayman Islands (the Company); and

HONGLI WU, an individual investor who intends to invest in the Company,

(each a Party and together the Parties).

WHEREAS

A	The Company is authorised to issue up to a maximum number of 200,000,000 Ordinary Shares of US$0.0001 par value (the Shares).

B	25,000,000 Share is currently in issue, as of the date of this Agreement, and 7,730,000 Class A and 17,270,000 class B shares are issued to Original Shareholders.

C	The Company has agreed to issue, and Mr. Hongli Wu has agreed to subscribe for, 4,480,000 Class A Shares (the New Shares) with a consideration of $2,000,000 on the terms and subject to the conditions of this Agreement (the Subscription).

D	The Parties agree that, with the Subscription, the enterprise value of the Company will be approximately US$13,160,714.

E	Accordingly, after completion of the Subscription, the issued shares of the Company will be 29,480,000.

IT IS AGREED as follows:

1	Interpretation

1.1	In this Agreement:

Act means the Cayman Islands Companies Act, as amended.

Class A Shares has the meaning given to them in the memorandum and articles of association (the “Mem & Arts”)

Class B Shares has the meaning given to them in the Mem & Arts.

Completion Conditions has the meaning given to it under Clause 4.1

Completion Date has the meaning given to it under Clause 5.1.

Encumbrance means any mortgage, guarantee, pledge, lien, options, restriction, preemptive right as transferee, preemptive right to buy, third-party interest, other encumbrances or guarantee interests in whatever form, or any other preemptive arrangement with similar effect (including without limitation to transfer of title or title reservation arrangement).

Mem & Arts means the Memorandum and Articles of Association of the Company (or as amended).

New Shares has the meaning given to it at Recital C.

Original Shareholder has the meaning given to it at Recital B.

Register of Members means the register of members of the Company.

Registered Agent means QUALITY CORPORATE SERVICES LTD. Suite 102, Cannon Place, P.O. Box 712North Sound Rd, George Town, Grande Cayman, KYI-9006, Cayman Islands

Shares has the meaning given to it at Recital A.

Subscription has the meaning given to it at Recital C.

Subscription Price means the sum of US$ 2,000,000.00.

Transaction Documents means this Agreement, including any revisions or supplements from time to time, and the Mem & Arts.

US$ means United States Dollars.

Working Day means a day when banks are open for business in Singapore and the Cayman Islands (excluding Saturdays, Sundays and any public holidays).

1.2	In this Agreement:

(a)	the singular includes the plural and vice versa;

(b)	a reference to a party includes its lawful successors and assigns;

(c)	any reference to Clauses are to the clauses of this Agreement;

(d)	any reference within a clause to this clause means the entirety of that clause;

(e)	the words including and in particular are to be construed as being by way of illustration or emphasis only and are not to be construed so as to limit the generality of any words preceding them;

(f)	the words other and otherwise are not to be construed as being limited by any words preceding them;

(g)	section, clause and schedule headings are for ease of reference only;

(h)	time means the time of United States;

(i)	unless otherwise required in the context, if the occurrence time of any right or obligation hereunder doesn’t coincide with a Working Day, such right or obligation shall be extended to the next Working Day after the day of the exercise or performance;

(j)	when used in this Agreement, the term “under this Agreement” and any other term having approximate meaning shall mean this Agreement as a whole, instead of any concrete clause hereof. Unless explicitly specified herein, the term “including” shall be understood as “including without limitation to”, regardless of whether “without limitation to” follows the term; and

(k)	the quotation of this Agreement shall include this Agreement as well as any revision, change, supplement, replacement and/or restatement made in whatever form from time to time.

2	Subscription

2.1	The Investor hereby agrees to subscribe for, and the Company agrees to allot and issue, the New Shares with effect from the Completion Date as fully paid and non-assessable.

3	Consideration

3.1	The consideration for the issuance of the New Shares shall be the Subscription Price, which is payable within thirty (30) days of the Completion Date.

4	Pre-completion

4.1	Prior to the Completion Date, the Company shall take all necessary steps (including the passing of any director and/or shareholder resolutions) to:

(a)	update the Register of Members; and

(b)	if required, cancel and re-issue any share certificates relating to the Shares so as to reflect the completion of the subscription,

(the Completion Conditions).

5	Completion

5.1	Completion shall occur immediately following the satisfaction of the Completion Conditions or at such other time as the Parties may agree in writing (the Completion Date).

6	Completion Deliverables

6.1	On the Completion Date:

(a)	The Investor shall pay to the Company the Subscription Price in such manner as is notified to the Investor in writing, prior to the Completion Date, by the Company;

(b)	the Company shall:

(i)	procure that a resolution of the director of the Company is passed approving:

(1)	the registration of New Shares; and

(2)	the updating of the Register of Members to reflect the Investor as holder of legal title to the New Shares; and

(ii)	procure that Investor is entered in the Register of Members as the holder of the New Shares and a copy of the updated Register of Members is provided to the Investor.

7	Registered Agent

7.1	At the Completion Date, the Company shall provide the Registered Agent with a copy of the resolutions referred to at Clause 6.1(b) and shall advise the Registered Agent of the issue of the New Shares under this Agreement and instruct the Registered Agent to update the Register of Members.

7.2	The Investor shall be responsible for supplying to the Registered Agent all necessary identification and due diligence information to enable the Registered Agent to comply with applicable anti-money laundering regulations and procedures.

8	Representations and Warranties

8.1	The Company represents and warrants the following to the Investor, now and at the time of issue of the New Shares:

(a)	the Company is, and will be, legally incorporated and validly existing in accordance with the laws of the Cayman Islands;

(b)	the Company has obtained, and will continue to have, the full power, right and authorization required to sign, deliver and perform this Agreement;

(c)	the signing, delivery and performance of this Agreement will not violate any article of applicable laws, regulations, ordinances or material contractual documents binding upon the Company; and

8.2	The Company warrants the following to the Investor:

(a)	The Company is legally incorporated and validly existing in accordance with the laws of the Cayman Islands;

(b)	The Company has obtained the full power, right and authorization required to sign, deliver and perform this Agreement;

(c)	the signing, delivery and performance of this Agreement will not violate any article of applicable laws, regulations, ordinances or material contractual documents binding upon The Company; and

(d)	The Company has prepared sufficient funds for the Subscription.

9	Confidentiality

9.1	Either Party shall strictly keep confidential and not disclose or use any information pertaining to the following affairs contained hereunder or acquired or obtained out of the negotiation and/or signing of this Agreement:

(a)	the existence of this Agreement and its articles;

(b)	negotiation relating to this Agreement; or

(c)	business activities of one party hereto or any of its related parties.

9.2	Nevertheless, this Clause 9 shall not prohibit the disclosure or use of any information to the following extent when any of the following circumstances is true:

(a)	disclosure or use required by applicable laws, any rules of the stock exchange where the shares of either Party are listed or any government organisation;

(b)	disclosure or use required for any legal procedure arising out of this Agreement or any other agreement signed hereunder or in accordance with this Agreement, or disclosure that is related to tax affairs of the disclosing Party and made to the tax authority;

(c)	disclosure that is made to executives, directors, employees, lawyers, accountants and financial advisors of either Party who have the need to know such information for the purpose of achieving the transaction purpose proposed by this Agreement or any agreement signed in accordance with this Agreement as well as other agents or representatives (representatives), provided that such representatives undertake to comply with Clause 9.1 herein, as if they were a party hereto;

(d)	such information is available from the public domain (except a default on the confidentiality agreement (if any) or this Agreement); or

(e)	the other Party agrees with the disclosure or use in writing beforehand.

10	Indemnity

10.1	Where either Party violates any Clause hereunder, the defaulting Party shall be obligated to indemnify the loss of the other Party arising out of such default, and the damage indemnity will not affect the other rights of the innocent Party hereunder.

11	Termination

11.1	This Agreement may be terminated and the transaction proposed hereunder can be waived if any of the following events occur:

(a)	either Party commits a substantive default on this Agreement and the non-defaulting Party sends a written notice within 30 days of the occurrence of the default to the defaulting Party; or

(b)	both Parties agree in writing to terminate this Agreement.

Effect of termination

11.2	Except for the circumstance stated in Clause 11.3 below, this Agreement will no longer keep in effect should it be terminated in accordance with the provision of Clause 11.1 or applicable law. Nevertheless, either Party shall not be relieved of any liability arising or incurred out of its default hereunder or untrue presentation made hereunder, and such termination shall not be regarded as a waiver of any remedy available (including actual performance, if available) against such default or untrue presentation.

Survival

11.3	Clause 9, 10, 11, 12 and 13 of this Agreement shall continue to keep in effect after the termination of this Agreement.

12	Notice

12.1	When sending a notice under or in relation to this Agreement, either Party hereto shall send it in writing (by tracked delivery only) to the following address or email address of the other Party (or any other address or email address of the other Party indicated through similar notice):

Haoxi Health Technology Limited

Address:	RM801/802, Building C, Floor 8, Building 103, Huizhongli, Chaoyang District Beijing, China

Email:	fanzhen@haoximedia.com

Attention:	Zhen Fan

Hongli Wu

Address:	No.196 Central Street, Zhaizi West Village, Mapo Township, Weishan County, Shandong Province

Email:	axeaxelrod88@gmail.com

Attention:	Hongli Wu

12.2	Any notice shall be considered as delivered within seven (7) Working Days after posted to the aforesaid address of the recipient, provided it is delivered via the international generally accepted express and tracked delivery service. If it is sent by fax or email, it shall be considered as delivered on the first Working Day after the sending date, but the notice shall be immediately delivered to the recipient for confirmation with the next day delivery service of the generally accepted express and tracked delivery company.

13	Governing Law & Settlement of Dispute

13.1	The execution, validity, interpretation, performance and settlement of disputes with respect to this Agreement shall be governed by the laws of the Cayman Islands.

13.2	The default, termination or invalidity with respect to this Agreement, or any dispute arising out of or in connection with this Agreement shall be submitted to Hongkong International Arbitration Center (HIAC) for arbitration in accordance with then effective arbitration rules of HIAC, and the arbitration language is English. The arbitration ruling made by the arbitration court shall be final and legally binding upon both Parties.

14	Miscellaneous

14.1	Validation. This Agreement shall come into effect as of the execution by both Parties.

14.2	Expenses. Unless otherwise specified herein, both Parties hereto shall assume respective legal and other expenses incurred to prepare, negotiate and conclude this Agreement and any other Transaction Documents.

14.3	Modification. Unless otherwise specified hereunder, the revision, modification, waiver, revocation or termination of this Agreement shall be made by both Parties by signing a written agreement.

14.4	Assignment. Without the written consent from the other Party, neither Party shall transfer any of its rights or obligations under this Agreement.

14.5	Severability. Where any provision of this Agreement is declared illegal, invalid or unenforceable in whole or in part under applicable laws, such provision or part shall, to such extent, not be considered as part of this Agreement, and not affect the legality, validity and enforceability of the remaining part of this Agreement. Both Parties shall negotiate with one another to replace the provision regarded as deleted with a provision that is legitimate, valid, acceptable and the closest to the initial purpose of both Parties under this Agreement.

14.6	Waiver. Any Party’s failure to exercise, or delay in the exercise of, any right, power or privilege under this Agreement shall not be regarded as a waiver of such right, power or privilege, while the single or partial exercise of any right, power or privilege shall not hinder the exercise of any other right, power or privilege.

14.7	Language and Counterpart. This Agreement is made in English in four (4) counterparts. Either Party shall hold one (1) original, and the other originals are used for approval, filing and registration. This Agreement may be executed in two or more identical counterparts, all of which together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each Party and delivered to the other Party; provided that a facsimile, .pdf or similar electronically transmitted signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original signature.

[Signature page follows]

[Signature page to Subscription Agreement of Haoxi Health Technology Limited]

EXECUTION PAGE

The parties have executed this agreement on the day and year first above written

Investor

Executed and delivered
Hongli Wu

Haoxi Health Technology Limited

Executed and delivered by
Zhen Fan
acting by its duly authorised representative	Director